Exhibit 21.1

HARRIS CORPORATION

SUBSIDIARIES AS OF [—], 2015

(100% direct or indirect ownership by Harris Corporation, unless otherwise noted)

Name of Subsidiary	State or Other Jurisdiction of Incorporation
Harris Atlas Systems LLC*	Abu Dhabi, UAE
Harris Asia Pacific Sdn. Bhd.	Malaysia
Harris Canada Systems, Inc.	Canada
Harris CapRock Communications, Inc.	Texas
Harris Cayman Ltd.	Cayman Island
Harris Communications Egypt, LLC	Egypt
Harris Communications Bahrain Co. W.L.L.	Bahrain
Harris Communications Congo SARL	Congo
Harris Communications MH Spain, S.L.	Spain
Harris Communications FZCO	Dubai, UAE
Harris Communications GmbH	Germany
Harris Communications Honduras S.A. de C.V.	Honduras
Harris Communications Korea Ltd.	Korea
Harris Communications Limited	Hong Kong
Harris Communications Malaysia Sdn. Bhd.	Malaysia
Harris Communications de Mexico, S.de R.L. de C.V.	Mexico
Harris Communications Services Sdn. Bhd.	Malaysia
Harris Communications Servicios de Mexico S. de R.L. de C.V.	Mexico
Harris Comunicaçoes Participaçoes do Brasil Ltda.	Brazil
Harris Communications (Spain), S.L.	Spain
Harris Communications Systems India Private Limited	India
Harris Denmark ApS	Denmark
Harris Denmark Holding ApS	Denmark
Harris EG SARL	Equatorial Guinea
Harris Global Communications Hong Kong Limited	Hong Kong
Harris Global Communications Solutions Limited	Nigeria
Harris International Inc.	Afghanistan
Harris International, Inc.	Delaware
Harris International Chile Limitada	Chile
Harris International Holdings, LLC	Delaware
Harris International Saudi Communications	Saudi Arabia
Harris International Venezuela, C.A.	Venezuela
Harris IT Services Corporation	Maryland
Harris Norge AS	Norway
Harris NV	Belgium
Harris Patriot Healthcare Solutions, LLC	Pennsylvania
Harris Pension Management Limited	United Kingdom
Harris PNG Ltd.	Papua New Guinea
Harris Salam*	Qatar
Harris Software Systems Pty. Ltd.	Australia
Harris Solid-State (Malaysia) Sdn. Bhd.	Malaysia
Harris Systems Limited	United Kingdom
CapRock Communications (Australia) Pty. Ltd.	Australia
CapRock Communications International, Inc.	Delaware
CapRock Communications International Limited	Scotland
CapRock Communications Norway AS	Norway
CapRock Communications Pte. Ltd.	Singapore
CapRock Comunicações Angola, Lda.	Angola
CapRock Comunicações do Brasil Ltda.	Brazil

Name of Subsidiary	State or Other Jurisdiction of Incorporation
CapRock Government Solutions, Inc.	Virginia
CapRock International Holdings, Ltd.	Bermuda
CapRock UK, Ltd.	Scotland
CCI Services Corp.	Delaware
CR Communications, Inc.	Texas
CR MSA, LLC	Delaware
CR Shared Services, LLC	Delaware
Eagle Technology, LLC	Delaware
GCS Limited	Cayman Islands
HAL Technologies, LLC.	Delaware
Hunan Carefx Information Technology, LLC	China
Manatee Investment, LLC	Delaware
Maritime Communication Services, Inc.	Delaware
Melbourne Leasing, LLC	Florida
Pine Valley Investments, LLC	Delaware
PT CapRock Communications Indonesia*	Indonesia
SARL Assured Communications	Algeria
S.C. Harris Assured Communications SRL	Romania
SpaceLink Systems, Inc.	Texas
SpaceLink Systems, LLC	Delaware
Sunshine General Services, LLC	Iraq